Earnings Call: Third Quarter 2025 October 28, 2025 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel F. Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

3Q'25 Overview • Total loans increased 3.2% annualized while maintaining a disciplined approach to new loan production • New loan production continues to be largely focused on new commercial clients that bring deposits to the bank • Asset quality remained exceptional with NPAs/Total Assets at 0.38% and NCO of 0.07% of average loans in the quarter • Generated a ROAA and ROAE of 1.27% and 14.57%, respectively • Net interest margin of 3.54% compared to 3.37% in the prior year quarter • Commercial loan growth of 10.9% annualized • Efficiency ratio of 58.86% compared to 62.82% in the prior year quarter • Tangible book value per share increased 19.8% annualized from end of prior quarter • Redemption of $40 million of subordinated debt • Balance sheet liquidity remains strong with loan-to-deposit ratio of 86% • Net income of $17.5 million, or $0.84 per diluted share • Increase in net interest income of $3.5 million over the prior year quarter and $0.7 million over the second quarter of 2025 • Strong profitability and prudent balance sheet management results 10.2% growth in tangible book value per share compared to the prior year quarter. Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Solid Loan Growth and Strong Asset Quality 3Q'25 Earnings 4 4

Non-interest Bearing 21% Savings and Interest- bearing Checking 42% Reciprocal 20% Time 14% Brokered 4% $4 .5 $4 .6 $4 .6 $4 .6 $4 .6 $4 .6 $4 .7 $4 .6 $4 .7 $4 .9 1. 5 7% 1. 8 0% 1. 9 9% 2. 0 1% 2. 0 3% 2. 11% 1. 9 3% 1. 8 0% 1. 7 7% 1. 8 2% Q 2' 23 Q 3' 23 Q 4' 23 Q 1' 24 Q 2' 24 Q 3' 24 Q 4' 24 Q 1' 25 Q 2' 25 Q 3' 25 Total Deposits Cost Of Deposits Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $4.03 billion of non-maturity deposit accounts (82.8% of total deposits). • Core deposit increase of $148.2 million (13.0% annualized) in 3Q'25. • Time deposit increase of $32.8million (20.7% annualized) in 3Q'25. • Total deposits increased $205.1 million (4.4%) since 12/31/24 with non-interest bearing down $10.1 million, savings and interest- bearing checking up $45.1 million, reciprocal up $74.1 million, time up $32.5 million and brokered time up $63.4 million. • Deposits by Customer Type: − Retail – 46% − Commercial – 37% − Municipal – 17% Deposit Composition 9/30/25 Cost of Deposits (%)/Total Deposits ($B) 5 Core Deposits: 82.8% $4.9B

0. 2 5% 0. 2 7% 0. 2 7% 0. 2 8% 0. 3 3% 0. 3 6% 0. 4 2% 0. 5 1% 0. 6 0% 0. 7 3% 0. 8 2% 0. 8 5% 0. 8 5% 0. 7 4% 0. 6 3% 0. 3 0% 0. 2 3% 0. 3 9% 0. 1 4% 0. 1 2% 0. 11% 0. 1 0% 0. 1 0% 0. 1 2% 0. 3 3% 0. 7 9% 1. 2 5% 1. 5 7% 1. 8 0% 1. 9 9% 2. 0 1% 2. 0 2% 2. 1 0% 1. 9 2% 1. 8 0% 1. 7 6% 1. 8 2% 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% S e p -1 6 D ec -1 6 M a r- 1 7 J u n -1 7 S e p -1 7 D ec -1 7 M a r- 1 8 J u n -1 8 S e p -1 8 D ec -1 8 M a r- 1 9 J u n -1 9 S e p -1 9 D ec -1 9 M a r- 2 0 J u n -2 0 S e p -2 0 D ec -2 0 M a r- 2 1 J u n -2 1 S e p -2 1 D ec -2 1 M a r- 2 2 J u n -2 2 S e p -2 2 D ec -2 2 M a r- 2 3 J u n -2 3 S e p -2 3 D ec -2 3 M a r- 2 4 J u n -2 4 S e p -2 4 D ec -2 4 M a r- 2 5 J u n -2 5 S e p -2 5 Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances) D e po si t B a la nc es ( $ in th o us an ds ) 6 F e de ra l F un ds R at e Account Type Cycle Beta Sav & Int-bearing chking 20.1% Reciprocal 69.3% Time 53.9% Total int-bearing Dep (excl brokered) 40.5% Total COF IBC (excl Sub Debt) 28.2% IBC COF Fed Funds Spot Fed Effective Total Deposits

Commercial 50% Mortgage 36% Installment 13% Held for Sale 1% $3 .6 $3 .7 $3 .8 $3 .8 $3 .9 $3 .9 $4 .0 $4 .1 $4 .2 $4 .2 5. 36% 5. 53% 5. 73% 5. 80% 5. 93% 5. 96% 5. 83% 5. 74% 5. 76% 5. 81% 2 Q '2 3 3 Q '2 3 4 Q '2 3 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 3 Q '2 5 Total Portfolio Loans Yield on Loans Diversified Loan Portfolio Focused on High Quality Growth • Portfolio loan changes in 3Q'25: − Commercial – increased $57.0 million. …Average new origination yield of 6.88% vs a 6.39% portfolio yield. − Mortgage – decreased $10.7 million. …Average new origination yield of 6.65% vs a 4.89% portfolio yield. − Installment – decreased $12.4 million. …Average new origination yield of 7.22% vs a 5.18% portfolio yield. • Mortgage loan portfolio weighted average FICO of 752 and average balance of $186,217. • Installment weighted average FICO of 756 and average balance of $25,856. • Commercial loan rate mix: − 39% fixed / 61% variable. − Indices – 38% tied to Prime and 62% tied to SOFR. • Mortgage loan (including HELOC) rate mix: − 61% fixed / 39% adjustable or variable. − 8% tied to a US Treasury rate and 92% tied to SOFR.Note: Portfolio loans exclude loans HFS. Loan Composition 9/30/25 Yield on Loans (%)/ Total Portfolio Loans ($B) 7 $4.2B

8.76%, Commercial Industrial, $186 4.68%, Retail, $100 4.47%, Office, $95 4.17%, Constructi on, $89 3.37%, Multifamily, $72 2.20%, 1-4 Family, $47 1.27%, Land, Vacant Land and Development, $27 1.14%, Special Purpose, $24 Concentrations within $2.1B Commercial Loan Portfolio C&I or Owner Occupied Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.486 billion, or 69.9% of the commercial loan portfolio is C&I or owner occupied, while $639 million, or 30.1% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $2.1 billion as of September 30, 2025 8 $639MM 30% 8.97% 191 8.77% 186 8.36% 178 7.74% 1646.05% 128 4.97% 106 4.61% 98 3.49% 74 2.92% 62 53 49 197 $1,486MM 70% Retail Construction Manufacturing Health Care and Social Assistance Real Estate Rental and Leasing Hotel and Accomodations Other Services (except Public Administration) Wholesale Finance and Insurance Transportation Professional, Scientific, and Technical Services Misc 2.34% 9.35% 2.94%

$5.1 $3.7 $5.2 $5.1 $6.0 $7.1 $8.2 $20.4 $0.2 $0.5 $0.6 $0.8 $0.9 $0.4 $0.4 $0.6 $- $5.0 $10.0 $15.0 $20.0 $25.0 2021 2022 2023 3Q'24 4Q'24 1Q'25 2Q'25 3Q'25 Non-performing Loans 90+ Days PD ORE/ORA $2.3 $3.1 $3.3 $4.8 $7.0 $3.9 $6.6 $5.1 0.1% 0.1% 0.1% 0.1% 0.2% 0.1% 0.2% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 2021 2022 2023 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 30-89 Days PD 30-89 Days PD / Total Loans $0.2 $0.5 $0.6 $0.8 $0.9 $0.4 $0.4 $0.6 $- $0.2 $0.4 $0.6 $0.8 $1.0 2021 2022 2023 Q3'24 4Q'24 1Q'25 2Q'25 3Q'25 $5.1 $3.7 $5.2 $5.1 $6.0 $7.1 $8.2 $20.4 0.2% 0.1% 0.1% 0.1% 0.1% 0.1% 0.2% 0.5% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% $- $5.0 $10.0 $15.0 $20.0 $25.0 2021 2022 2023 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Non-performing Loans (NPLs) NPLs / Total Loans Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 9

14.2 14.3 14.2 14.5 14.2 13.7 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 11.1 11.2 11.2 11.4 11.4 11.6 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 9.6 9.6 9.9 9.9 10.1 10.1 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 7.6 8.1 8.0 8.3 8.2 8.4 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 9.4% • The reduction in Total RBC in 3Q’25 was due primarily to the redemption of $40 million in subordinated debt on August 31, 2025. Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 10

$3 3 .0 $3 6 .1 $3 9 .9 $4 0 .6 $3 8 .4 $3 8 .4 $3 9 .4 $4 0 .1 $4 0 .2 $4 1 .3 $4 1 .9 $4 2 .9 $4 3 .7 $4 4 .6 $4 5 .4 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 3.18 3.13 3.00 3.26 3.49 3.52 3.33 3.26 3.23 3.26 3.30 3.40 3.37 3.45 3.49 3.58 3.54 0.08 0.08 0.12 0.77 2.18 3.65 4.38 4.99 5.26 5.33 5.33 5.33 5.16 4.66 4.33 4.33 4.30 0.11 0.10 0.10 0.12 0.45 0.92 1.39 1.72 1.93 2.11 2.14 2.16 2.22 2.02 1.86 1.86 1.95 0 1 2 3 4 5 6 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $45.4 million in 3Q'25 compared to $41.9 million in the prior year quarter. The change is due to an increase in average earning assets and the net interest margin compared to the year- ago quarter. • Net interest margin was 3.54% during the third quarter of 2025, compared to 3.37% in the year- ago quarter and 3.58% in the second quarter of 2025. • 9th consecutive quarter of increasing net interest income. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 11

12

Linked Quarter Analysis

3Q'25 NIM Changes

2Q'25	3.58%
Change in Earning Asset Yield/Mix	0.02%
Increase in Earnings Asset Yield	0.01%
Increase in funding costs	-0.04%
Deferred Cost on Sub Debt Payoff	-0.03%
3Q'25	3.54%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	3Q25			2Q25			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$113,660	$1,261	4.40%	$45,468	$505	4.45%	$68,192	$756	-0.05%
Investments	844,464	7,127	3.38%	861,851	7,265	3.37%	(17,387)	(138)	0.00%
Commercial loans	2,103,649	34,783	6.56%	2,031,778	33,446	6.60%	71,871	1,337	-0.04%
Mortgage loans	1,534,370	19,133	4.99%	1,530,281	18,809	4.92%	4,089	324	0.07%
Consumer loans	563,538	7,429	5.27%	566,712	7,297	5.15%	(3,174)	132	0.12%
Earning assets	$5,159,681	$69,733	5.38%	$5,036,090	$67,322	5.35%	$123,591	$2,411	0.03%
Nonmaturity deposits	$2,850,176	$13,282	1.85%	$2,796,701	$12,609	1.81%	$53,475	673	0.04%
CDARS deposits	108,567	989	3.61%	103,154	898	3.49%	5,413	91	0.12%
Retail Time deposits	643,636	5,774	3.56%	629,910	5,597	3.56%	13,726	177	0.00%
Brokered deposits	178,155	1,928	4.29%	126,709	1,358	4.30%	51,446	570	-0.01%
Bank borrowings	14,501	139	3.80%	27,566	303	4.41%	(13,065)	(164)	-0.61%
IBC debt	66,989	1,817	10.81%	79,437	1,498	7.55%	(12,448)	319	3.26%
Cost of funds	$3,862,024	$23,929	2.46%	$3,763,477	$22,263	2.37%	$98,547	$1,666	0.09%
Free funds	$1,297,657			$1,272,613			$25,044		
Net interest income		$45,804			$45,059			$745	
Net interest margin			3.54%			3.58%			-0.04%

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13

Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

September 30, 2025

	-200	-100	Base-rate	100	200
Net Interest Income	$188,085	$190,263	$192,535	$195,562	$198,049
Change from Base	-2.31%	-1.18%		1.57%	2.86%

June 30, 2025

	-200	-100	Base-rate	100	200
Net Interest Income	$184,556	$185,650	$187,528	$190,443	$192,391
Change from Base	-1.58%	-1.00%		1.55%	2.59%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The base case modeled NII is slightly higher during the quarter given earning asset growth and slight margin expansion. Asset yields were augmented by a shift in asset mix with commercial loan growth largely funded by runoff of lower yielding investments, mortgages and consumer loans. An increase in overnight liquidity offset some of this mix benefit. Funding costs benefited from the retirement of the holding company subordinated debt issue.
- The NII sensitivity position shows slightly more exposure to a declining rate environment. Asset repricing increased due to growth in variable rate commercial loans HELOCs and overnight liquidity. Some of the increase in asset repricing was offset by purchased floor.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 37.6% of assets and other non-maturity deposits fund another 17.8% of assets. Low wholesale funding of just 3.9% of assets.
- 38.4% of assets reprice in 1 month and 49.8% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging, funding strategies as well as product pricing and structure.

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Interchange income $4,157 Service Chg Dep $3,131 Gain (Loss)- Mortgage Sale $1,474 Equity Securities at Fair Value $- Gain (Loss)- Securities $(36) Mortgage loan servicing, net $74 Investment & insurance commissions $940 Bank owned life insurance $288 Other income $1,909 Strong Non-interest Income • The $3.2 million comparative quarterly increase in mortgage loan servicing, net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. The decrease in servicing revenue is attributed to the sale of approximately $931 million of mortgage servicing rights on January 31, 2025. • Mortgage banking: − $1.5 million in net gains on mortgage loans in 3Q'25 vs. $2.2 million in the year ago quarter. The decrease is primarily due to lower profit margins on mortgage loan sales as well as lower loan sales volume. − $145.6 million in mortgage loan originations in 3Q'25 vs. $147.5 million in 3Q’24 and $147.8 million in 2Q'25. − 3Q'25 mortgage loan servicing includes a $0.6 million ($0.02) per diluted share, after tax) decrease in fair value adjustment due to price compared to a decrease of $4.2 million ($0.16 per diluted share, after tax) in the year ago quarter. Source: Company documents. 3Q'25 Non-interest Income (thousands) Non-interest Income Trends ($M) 14 $11.9MM $1 5. 4 $1 5. 6 $9 .1 $1 2. 6 $1 5. 2 $9 .5 $1 9. 1 $1 0. 4 $1 1. 3 $1 1. 9 18 .6% 20 .0% 12 .2% 16 .2% 18 .6% 12 .2% 22 .2% 13 .6% 14 .5% 14 .7% -5.0 5.0 15.0 25.0 35.0 45.0 55.0 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Non-interest Income Non-interest Inc/Operating Rev (%)

60 .4% 59 .6% 59 .9% 60 .7% 60 .3% 60 .9% 62 .2% 60 .9% 61 .4% 60 .9% 60 .0% 1 Q '2 3 2 Q '2 3 3 Q '2 3 4 Q '2 3 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 3 Q '2 5 $3 2. 0 $3 1. 9 $3 2. 2 $3 3. 3 $3 2. 6 $3 4. 3 $3 3. 8 $3 4. 1 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Focus on Improved Efficiency • 3Q'25 efficiency ratio of 58.9%. • Compensation and employee benefits expense of $21.1 million, an increase of $1.1 million from the prior year quarter. • Performance-based compensation was $0.5 million lower than the prior year quarter. • Payroll taxes and employee benefits increased $1.0 million primarily due to higher healthcare related costs. • Data processing costs increased by $0.4 million primarily due to core data processor annual asset growth and CPI related cost increases as well as price increases in other software solutions. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 15 $3 7. 0

Outlook for 2025 • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.47% at 12/31/24 • A full year 2025 provision (expense) for credit losses of approximately 0.15%-0.20% of average total portfolio loans would not be unreasonable. • The forecast assumes 0.25% Fed rate cuts in March and August in the federal funds rate while long-term interest rates increase slightly over year-end 2024 levels. • IBCP forecast of high-single digit (8%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to increase (0.20% - 0.25%) in 2025 compared to full-year 2024. Primary driver is a decrease in yield on interest bearing liabilities that is partially offset by a decrease in earning asset yield. • IBCP forecast of mid-single digit (approximately 5%-6%) overall loan growth is based on increases in commercial loans (9%-10%) and mortgage loans (2%-3%) with installment loans declining (2%-3%). • This growth forecast also assumes a stable Michigan economy. Outlook for 2025 *as of January, 2025 • The provision for credit losses was an expense of $2.0 million (0.19% annualized) for the third quarter within the forecasted range. • 3Q'25 net interest income was $3.5 million (8.4%) higher than the prior year quarter which is within the forecasted range. The net interest margin was 3.54% for the current quarter and 3.37% for the prior year quarter and down 0.04% from the linked quarter. • Total portfolio loans increased $33.9 million (3.2% annualized) in 3Q'25 which is below our forecasted range. Commercial loan growth of $57.0 million (10.9% annualized), mortgage loan decrease of $10.7 million (-2.8% annualized) and installment loan decrease of $12.4 million (-8.6% annualized). YTD loan growth of $159.5 million (5.3% annualized) which is within our forecasted range. 3Q’25 Update LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 16

Outlook for 2025 • 2025 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2025. • Approximately a 19% effective income tax rate in 2025 This assumes a 21% statutory federal corporate income tax rate during 2025. • IBCP forecasts 2025 quarterly range of $34.5M to $35.5M with the total for the year up 3.0% to 4.0% from the 2024 actual of $135.1M. • The primary driver is an increase in compensation and employee benefits, data processing and occupancy. • Q1/Q2 quarterly 2025 forecasted range of $11.0M to $12.0M and Q3/Q4 forecast of $12.0M to $13M. Full year down 14.0% to 14.5% from 2024 actual of $56.4M • Expect mortgage loan origination volumes and net gain on sale to be similar to 2024. Assumes mortgage loan servicing net of approximately $0.75M per quarter in 2025. Outlook for 2025 *as of January, 2025 Repurchased 13,732 shares for an aggregate purchase price of $0.41 million in the third quarter of 2025. Actual effective income tax rate of 17.3% for the third quarter of 2025. • Total non-interest expense was $34.1 million in the 3Q'25, which was lower than our forecasted range. • Non-interest income totaled $11.9 million in 3Q'25, which is below the forecasted range. Mortgage loan servicing net, generated a gain of $0.1 million in 3Q'25. 3Q’25 Update NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 17

18

Strategic Initiatives

GROWTH

- **Outside Sales** - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – **high retention + high cross sales**, collaboration of strategic partners.
- **Digital Marketing** - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- **Leverage Referral Network** – Fintech (ReferLive);
- **New Products** – SMB deposit product, Business digital pmts.
- **Market Expansion** – Through existing indirect dealer network.
- **Selective and opportunistic** bank and branch acquisitions.

PROCESS IMPROVEMENT & COST CONTROLS

- **Process Automation** – leverage core investments + Fintech partnerships: (Blend) mortgage; (Numerated) Commercial;
- **Branch Optimization** - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- **Promotion of Self-Serve Channels** - (One Wallet, Treasury One, etc.)
- **Leverage Banker Capacity** – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- **Optimize Office Space Utilization**

TALENT MANAGEMENT

- **Invest in our Team** – competitive C&B offering, skill training, leadership development, etc.
- **High Employee Engagement** – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- **Promote Teamwork + Alignment** across all business units.
- **Invest in technology** - to enhance the employee experience + customer experience.
- **Client Service Model** – well defined and applied.

RISK MANAGEMENT

- **Utilize three layers of defense** (business unit, risk management and internal audit). Independent & collaborative approach.
- **Consistent earnings** + maintain strong capital levels.
- **Proactive credit quality monitoring** and problem resolution.
- **Manage Liquidity and IRR**.
- **Manage Operational risk,** emphasizing cyber security, fraud prevention, and regulatory compliance.
- **Effective relationships with regulators** & other outside oversight parties. Proactive, transparent and good communication.

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Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 19

Appendix Additional Financial Data and Non-GAAP Reconciliations 20

21

Historical Financial Data

($M except per share data)	Year Ended December 31, 2021	2022	2023	2024	Quarter Ended, 9/30/24	12/31/24	3/31/25	6/30/25	9/30/25
Balance Sheet:									
Total Assets	$4,705	$5,000	$5,264	$5,338	$5,259	$5,338	$5,328	$5,419	$5,493
Portfolio Loans	$2,905	$3,465	$3,791	$4,039	$3,942	$4,039	$4,073	$4,164	$4,198
Deposits	$4,117	$4,379	$4,622	$4,654	$4,627	$4,654	$4,634	$4,659	$4,859
Tangible Common Equity	$367	$317	$374	$425	$422	$425	$438	$440	$461
Profitability:									
Pre-Tax, Pre-Provision Income	$75.4	$83.7	$79.9	$87.5	$18.8	$25.0	$19.8	$22.2	$23.2
Pre-Tax, Pre-Prov / Avg. Assets	1.69%	1.72%	1.56%	1.77%	1.43%	1.88%	1.48%	1.67%	1.69%
Net Income(1)	$62.9	$63.8	$59.1	$66.8	$13.8	$18.5	$15.6	$16.9	$17.5
Diluted EPS	$2.88	$2.97	$2.79	$3.16	$0.65	$0.87	$0.74	$0.81	$0.84
Return on Average Assets(1)	1.41%	1.32%	1.15%	1.27%	1.04%	1.39%	1.18%	1.27%	1.27%
Return on Average Equity(1)	16.1%	18.5%	16.0%	15.7%	12.5%	16.3%	13.7%	14.7%	14.6%
Net Interest Margin (FTE)	3.10%	3.32%	3.26%	3.38%	3.37%	3.45%	3.49%	3.58%	3.54%
Efficiency Ratio	62.9%	59.4%	60.8%	60.8%	62.8%	59.1%	62.2%	59.7%	58.9%
Asset Quality:									
NPAs / Assets	0.11%	0.08%	0.11%	0.13%	0.11%	0.13%	0.14%	0.16%	0.38%
NPAs / Loans + OREO	0.18%	0.12%	0.15%	0.17%	0.15%	0.17%	0.18%	0.21%	0.50%
ACL / Total Portfolio Loans	1.63%	1.51%	1.44%	1.47%	1.46%	1.47%	1.47%	1.47%	1.49%
NCOs / Avg. Loans	(0.07%)	0.00%	0.01%	0.02%	0.00%	0.01%	0.01%	0.02%	0.07%
Capital Ratios:									
TCE Ratio	7.9%	6.4%	7.2%	8.0%	8.1%	8.0%	8.3%	8.2%	8.4%
Leverage Ratio	8.8%	8.8%	9.0%	9.9%	9.6%	9.9%	9.9%	10.0%	10.1%
Tier 1 Capital Ratio	12.1%	11.4%	11.5%	12.1%	12.1%	12.1%	12.3%	12.2%	12.4%
Total Capital Ratio	14.5%	13.7%	13.7%	14.2%	14.2%	14.2%	14.5%	14.2%	13.7%

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22

Historic Financial Performance

($M except per share data)	Year Ended December 31, 2019	2020	2021	2022	2023	2024	5 Year CAGR
Balance Sheet:							
Total Assets	$3,565	$4,204	$4,705	$5,000	$5,264	$5,338	8.4%
Portfolio Loans	$2,725	$2,734	$2,905	$3,465	$3,791	$4,039	8.2%
Deposits	$3,037	$3,637	$4,117	$4,379	$4,623	$4,654	8.9%
Tangible Common Equity	$317	$357	$367	$317	$374	$425	6.1%
Profitability:							
Pre-Tax, Pre-Provision Income	$58.6	$81.9	$75.4	$83.1	$79.9	$87.5	8.4%
Pre-Tax, Pre-Prov / Avg. Assets	1.70%	2.08%	1.62%	1.68%	1.56%	1.77%	-
Net Income[(1)]	$46.4	$56.2	$62.9	$63.4	$59.1	$66.8	7.5%
Diluted EPS	$2.00	$2.53	$2.88	$2.97	$2.79	$3.16	9.6%
Return on Average Assets[(1)]	1.35%	1.43%	1.41%	1.31%	1.15%	1.27%	-
Return on Average Equity[(1)]	13.63%	15.68%	16.13%	18.41%	16.04%	15.70%	-
Net Interest Margin (FTE)	3.80%	3.34%	3.10%	3.32%	3.26%	3.38%	-
Efficiency Ratio	64.90%	59.24%	62.87%	59.71%	60.76%	60.80%	-
Asset Quality:							
NPAs / Assets	0.32%	0.21%	0.11%	0.08%	0.11%	0.13%	-
NPAs / Loans + OREO	0.42%	0.32%	0.18%	0.12%	0.15%	0.17%	-
Reserves / Total Loans	0.96%	1.30%	1.63%	1.51%	1.44%	1.47%	-
NCOs / Avg. Loans	(0.02%)	0.11%	(0.07%)	0.00%	0.01%	0.02%	-
Capital Ratios:							
TCE Ratio	9.0%	8.6%	7.9%	6.4%	7.2%	8.0%	-
Leverage Ratio	10.1%	9.2%	8.8%	8.8%	9.1%	9.9%	-
Tier 1 Capital Ratio	12.7%	13.3%	12.2%	11.4%	11.6%	12.1%	-
Total Capital Ratio	13.7%	16.0%	14.5%	13.7%	13.7%	14.2%	-
Shareholder Value:							
TBV/Share	$ 14.08	$ 16.33	$ 17.33	$ 15.04	$ 17.96	$ 20.33	7.6%
Dividends Paid per Share	$ 0.72	$ 0.80	$ 0.84	$ 0.88	$ 0.92	$ 0.96	5.9%
Value of Shares Repurchased	$ 26.3	$ 14.2	$ 17.3	$ 4.0	$ 5.2	$ -	-

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Sources of Liquidity 3Q 2025 Current On-balance sheet $ 152.3 Excess reserves at the Fed $ 496.5 Unpledged AFS Securities $ 648.8 Total On-balance sheet 13%On balance sheet liquidity to total deposits Available Sources of Liquidity $ 1,620.9 Unused FHLB & FRB (including BTFP) $ 437.3 Borrow capacity on unpledged bonds $ 2,058.2 Total Available Sources 42%Sources of Liquidity to total deposits 74% 76% 60% 58% 56% 56% 57% 23 8% 22 2% 21 8% 19 5% 19 6% 19 1. 8% 18 0. 7% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (192%) estimated uninsured deposit balances. • Attractive loan to deposit ratio of 86.4%. • Uninsured deposit to total deposits of approximately 24.3%, excluding brokered time deposits. Sources of Liquidity 23

$1,949 $1,133 $465 $173 $242 $578 $319 $2,191 $1,711 $784 $173 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits $3 ,6 05 $3 ,6 36 $3 ,5 70 $3 ,5 94 $3 ,5 86 $3 ,6 37 $3 ,7 20 $977 $978 $1,057 $1,060 $1,048 $1,022 $1,139 $4,582 $4,614 $4,627 $4,654 $4,634 $4,659 $4,859 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $22,202. • Average deposit balance excluding reciprocal deposit of $17,632. • Average Commercial deposit balance of $101,322. • Average retail deposit balance of $11,357. • 10 largest deposit accounts total $388.8 million or 8.00% of total deposits. − $234.9 million in ICS with FDIC coverage. • 100 largest deposit accounts total $1.15 billion or 23.66% of total deposits. − $695.4 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (9/30/25) Uninsured Deposit Trend ($MM) 24

Non-GAAP to GAAP Reconciliation 25 September 30, June 30, March 31, December 31, September 30, 2024 2023 2022 2021 2025 2025 2025 2024 2024 Net interest income $166,248 $156,329 $149,561 $129,765 $45,361 $44,615 $43,685 $42,851 $41,854 Non-interest income 56,362 50,676 61,909 76,643 11,937 11,325 10,424 19,121 9,508 Non-interest expense 135,096 127,119 128,341 131,023 34,131 33,762 34,262 36,987 32,583 Pre-Tax, Pre-Provision Income 87,514 79,886 83,129 75,385 $23,167 $22,178 $19,847 $24,985 $18,779 Provision for credit losses 4,468 6,210 5,341 (1,928) 1,991 1,500 721 2,217 1,488 Income tax expense 16,256 14,609 14,437 14,418 3,674 3,801 3,536 4,307 3,481 Net income $66,790 $59,067 $63,351 $62,895 $17,502 $16,877 $15,590 $18,461 $13,810 Average total assets $5,239,952 $5,115,624 $4,825,723 $4,465,577 $5,451,922 $5,324,959 $5,378,022 $5,300,368 $5,275,623 Performance Ratios Return on average assets 1.27% 1.15% 1.31% 1.41% 1.27% 1.27% 1.18% 1.39% 1.04% Pre-tax, Provision return on average assets 1.67% 1.56% 1.72% 1.69% 1.70% 1.67% 1.50% 1.88% 1.42% Year Ended December 31, Quarter Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures 26 Reconciliation of Non-GAAP Financial Measures 2025 2024 2025 2024 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 45,361$ 41,854$ 133,661$ 123,397$ Add: taxable equivalent adjustment 443 158 1,339 513 Net interest income - taxable equivalent 45,804$ 42,012$ 135,000$ 123,910$ Net interest margin (GAAP) (1) 3.51% 3.35% 3.50% 3.34% Net interest margin (FTE) (1) 3.54% 3.37% 3.54% 3.35% (1) Annualized. Three Months Ended Nine Months Ended September 30, September 30, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 27 Reconciliation of Non-GAAP Financial Measures (continued) Independent Bank Corporation Tangible Common Equity Ratio Sepetmber 30, June 30, March 31, December 31,September 30, 2024 2023 2022 2021 2025 2025 2025 2024 2024 Common shareholders' equity 454,686$ 404,449$ 347,596$ 398,484$ 490,742$ 469,250$ 467,277$ 454,686$ 452,369$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 1,488 2,004 2,551 3,336 1,123 1,244 1,366 1,488 1,617 Tangible common equity 424,898$ 374,145$ 316,745$ 366,848$ 461,319$ 439,706$ 437,611$ 424,898$ 422,452$ Total assets $ 5,338,104 $ 5,263,726 $ 4,999,787 $ 4,704,740 $ 5,493,113 $ 5,418,519 $ 5,328,428 $ 5,338,104 $ 5,259,268 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 1,488 2,004 2,551 3,336 1,123 1,244 1,366 1,488 1,617 Tangible assets $ 5,308,316 $ 5,233,422 $ 4,968,936 $ 4,673,104 $ 5,463,690 $ 5,388,975 $ 5,298,762 $ 5,308,316 $ 5,229,351 Common equity ratio 8.52% 7.68% 6.95% 8.47% 8.93% 8.66% 8.77% 8.52% 8.60% Tangible common equity ratio 8.00% 7.15% 6.37% 7.85% 8.44% 8.16% 8.26% 8.00% 8.08% Year Ended December 31, Quarter Ended (Dollars in thousands)